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                                                                   Exhibit 10.6a

          AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT FOR CHRIS SANTRY

WHEREAS, both Kupper Parker Communications, Inc., a New York corporation with a business address of 8301 Maryland Avenue, Clayton, Missouri 63105 (the "Corporation") and Chris Santry, an individual resident of the State of Connecticut (the "Executive") wish to amend the Employment Agreement for Chris Santry entered into by the Corporation and Executive as of October 5, 2001 (the "Employment Agreement"),

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in that Employment Agreement and herein contained, the parties agree to the following:

Section 2 of the Employment Agreement is amended so that the date, December 31, 2004, is substituted for the date, December 31, 2003.

Section 3 of the Employment Agreement is amended to allow Employee to work out of his home office in Florida as well as the greater New York area as of October 5, 2002.

Section 3.2.1 of the Employment Agreement is amended in its entirety as follows:
For the period of January 1, 2003 forward, Employee shall work on a part-time basis at a rate of ten (10) days per calendar month. All other benefits shall stay in place during this period.

Section 4 of the Employment Agreement is amended to confirm that Employer agrees pay interest charges that have accrued on the Phoenix policy as a result of premiums that have not been paid by November 1, 2002. Employer also agrees to bring Phoenix policy premiums by current no later than December 15, 2002. At Employees' option, this policy may be replaced by two separate policies, as long as the combined yearly premium does not exceed the projected premium cost. If interest accumulates in the future as a result of non-payment of premiums, KPC agrees to repay such interest.

Except as expressly modified by this Amendment all terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to The Employment Agreement for Chris Santry as of September 28, 2002.

KUPPER PARKER COMMUNICATIONS, INCORPORATED

/s/ Bruce Kupper
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Bruce Kupper
Chief Executive Officer

EXECUTIVE

/s/ Christopher B. Santry
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